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As publicly filed with the Securities and Exchange Commission on May 21, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL GAME TECHNOLOGY PLC
(Exact name of Registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	1990 (Primary Standard Industrial Classification Code Number)	98-1193882 (I.R.S. Employer Identification Number)

Marble Arch House, Second Floor
66 Seymour Street
London W1H 5BT
England
+44 (0) 207 535 3200
(Address and telephone number of Registrant's principal executive offices)

The Corporation Trust Company of Nevada
701 S. Carson Street—Suite 200
Carson City, NV 89701
(518) 433-4740
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Benjamin M. Roth Kathryn Gettles-Atwa Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Phone: (212) 403-1000 Fax: (212) 403-2000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered / Proposed Maximum Offering Price Per Unit / Proposed Maximum Aggregate Offering Price /Amount of Registration Fee(1)

Ordinary shares

Options

Warrants

Rights

Units

Total

(1)
An indeterminate aggregate initial offering price and number of the securities of each listed class are being registered as may, from time to time, be offered at indeterminate prices or be issued on exercise, conversion or exchange of other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee and will pay registration fees subsequently in advance or on a pay-as-you-go basis.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS

INTERNATIONAL GAME TECHNOLOGY PLC

Ordinary Shares

Options

Warrants

Rights

Units

        We or any selling securityholder may from time to time, in one or more offerings, offer and sell ordinary shares, as well as options, warrants or rights to purchase ordinary shares and units described in this prospectus. Throughout this prospectus, we refer to the ordinary shares, the options, warrants and rights to purchase ordinary shares and units collectively as the "securities."

        From the date of this prospectus, we or any selling securityholder may offer and sell these securities from time to time in amounts, at prices and on terms determined by market conditions at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or a selling securityholder will offer and sell these securities. The specific term of any securities we or a selling securityholder offer and sell will be included in a supplement to this prospectus. We or any selling securityholder may sell or otherwise transfer the securities directly or alternatively through underwriters, broker-dealers or agents. A prospectus supplement will describe the specific manner in which we or any selling securityholder will offer and sell the securities and also may add, update or change information contained in this prospectus. The names of any underwriters and the specific terms of a plan of distribution will be stated in such a prospectus supplement. We will not receive any proceeds from the sale of the securities by any selling securityholders.

        Our ordinary shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "IGT." The last reported closing price of our ordinary shares on the NYSE on May 18, 2018 was $30.41 per share. We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        Investing in our securities involves risks. Please carefully consider the risk factors described under "Risk Factors" on page 3 of this prospectus and the "Risk Factors" section in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.

The date of this prospectus is May 21, 2018.

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we or any selling securityholder may over time, in one or more offerings, offer and sell any combination of the securities described in this prospectus and in an accompanying prospectus supplement, if required. No limit exists on the aggregate amount of the securities we or any selling securityholder may sell pursuant to the registration statement to which this prospectus forms a part.

        This prospectus provides you with a general description of the securities we or any selling securityholder may offer and sell. Each time we or a selling securityholder offer and sell our securities using this prospectus, if and to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of securities being offered, the manner of distribution, the identity of the selling securityholder(s), the identity of any underwriters or other counterparties and other specific material terms related to the offering. Such prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in any prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. You should read both this prospectus and any prospectus supplement together.

        You should only rely on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities.

        The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the securities. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find Additional Information" in both this prospectus and any prospectus supplement) and any additional information you may need to make your investment decision.

 ABOUT THE COMPANY

Overview

        International Game Technology PLC, a public limited company incorporated under the laws of England and Wales ("IGT PLC"), has its corporate headquarters in London, England. IGT PLC is the successor to GTECH S.p.A., a società per azioni incorporated under the laws of Italy ("GTECH"), and the sole stockholder of International Game Technology, a Nevada corporation ("IGT"). IGT PLC, together with its consolidated subsidiaries, has principal operating facilities in Providence, Rhode Island; Las Vegas, Nevada; and Rome, Italy.

        On April 7, 2015, GTECH acquired IGT through the merger of GTECH with and into IGT PLC (the "Holdco Merger"), and the merger of Georgia Worldwide Corporation, a Nevada corporation and a wholly owned subsidiary of IGT PLC with and into IGT (the "Subsidiary Merger" and, together with the Holdco Merger, the "Mergers").

        In this prospectus, unless otherwise specified, the terms "we," "us" and "our," and the "Company" refer to IGT PLC and its consolidated subsidiaries or, for periods of or points in time prior to the completion of the Holdco Merger, to GTECH together with its consolidated subsidiaries, or any one or more of them, as the context may require.

        The Company is a leading commercial operator and provider of technology in the regulated worldwide gaming markets that operates and provides a full range of services and leading-edge technology products across all gaming markets, including lotteries, machine gaming, sports betting and interactive gaming. The Company also provides high-volume processing of commercial transactions. The Company's state-of-the-art information technology platforms and software enable distribution of its products and services through land-based systems, Internet and mobile devices.

        The Company is organized into four business segments, which are supported by corporate shared services: North America Gaming and Interactive, North America Lottery, International and Italy. Research and development and manufacturing are centralized in North America. The Company had over 12,000 employees at December 31, 2017.

        IGT PLC's principal office is located at Marble Arch House, Second Floor, 66 Seymour Street, London W1H 5BT, England, telephone number +44 (0) 207 535 3200. The Company's agent for service in the United States is The Corporation Trust Company of Nevada, 701 S. Carson Street—Suite 200, Carson City, Nevada 89701 (telephone number: +1 518 433 4740).

Trademarks

        We have proprietary rights to trademarks used in the information included or incorporated by reference into this prospectus, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information included or incorporated by reference in this prospectus may appear without the "®" or "™" symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies' trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

RISK FACTORS

        Before making a decision to invest in our securities, you should carefully consider the risks described below and under "Risk Factors" in any prospectus supplement and in our most recent Annual Report on Form 20-F, and in any updates to those risk factors set forth in our reports on Form 6-K incorporated by reference herein, together with all of the other information appearing or incorporated by reference in this prospectus and any prospectus supplement, in light of your particular investment objectives and financial circumstances. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

         The market price of our ordinary shares may fluctuate significantly, and you could lose all or part of your investment.

        The market price of our ordinary shares may be influenced by many factors, some of which are beyond our control and could result in significant fluctuations, including: (i) the failure of securities and industry analysts to cover our ordinary shares, changes in financial estimates by analysts or any failure by us to meet or exceed any of these estimates; (ii) actual or anticipated variations in our operating results; (iii) announcements by us or our competitors of significant contracts or acquisitions; (iv) the recruitment or departure of key personnel; (v) regulatory and litigation developments; (vi) developments in our industry; (vii) future sales of our ordinary shares; and (viii) investor perceptions of us and the industry in which we operate.

        In addition, the stock market in general has experienced substantial price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies affected. These broad market fluctuations may materially harm the market price of our ordinary shares, regardless of our operating performance. In the past, following periods of volatility in the market price of certain companies' securities, securities class action litigation has been instituted against these companies. If any such litigation is instituted against us, it could materially adversely affect our business, results of operations and financial condition.

         Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline.

        Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales may occur, could cause the market price of our ordinary shares to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. In addition, the sale of our ordinary shares by our executives, directors and major shareholders in the public market, or the perception that such sales may occur, could cause the market price of our ordinary shares to decline. We have authority to allot up to 1.85 billion ordinary shares with a $0.10 per share nominal value. We may issue ordinary shares or other securities from time to time as consideration for, or to finance, future acquisitions and investments or for other capital needs. We cannot predict the size of future issuances of our ordinary shares or the effect, if any, that future sales and issuances of shares would have on the market price of our ordinary shares. If any such acquisition or investment is significant, the number of ordinary shares or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our shareholders.

         Our future efforts to raise capital could be dilutive to our shareholders and could cause our ordinary share price to decline.

        If we raise additional funds by issuing additional ordinary shares or debt securities convertible into ordinary shares, dilution to our shareholders could result. A failure to obtain adequate funds may affect our ability to make acquisitions or development of new products, and may have a material adverse effect on our business and financial condition.

         If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, our ordinary share price and trading volume could decline.

        The market for our ordinary shares depends in part on the research and reports that securities or industry analysts publish about us, our business or our industry. We may have limited research coverage by securities and industry analysts. If no significant securities or industry analysts cover our ordinary shares, the trading price for our ordinary shares could be negatively affected. In the event that one or more of the securities or industry analysts who cover our ordinary shares lower their recommendation with respect to our ordinary shares, our ordinary share price could decline. If one or more of the securities or industry analysts ceases to cover our ordinary shares or fail to publish regular reports on our ordinary shares, interest in our ordinary shares could decrease, which could cause our ordinary share price or trading volume to decline.

         As a "foreign private issuer" under the laws of the United States, we are exempt from certain rules under the U.S. securities laws and are permitted to file less information with the SEC than U.S. companies.

        As a "foreign private issuer," we are exempt from certain rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our executives, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our ordinary shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

        If we were to lose our "foreign private issuer" status, we would no longer be exempt from certain provisions of the U.S. securities laws, we would be required to commence reporting on forms required of U.S. companies, and we could incur increased compliance and other costs, among other consequences.

         The rights of our shareholders may differ from the typical rights of stockholders of a Delaware corporation.

        We are incorporated under the laws of England and Wales. The rights of our shareholders are governed by English law, including the provisions of the U.K. Companies Act 2006, as amended (the "CA 2006"), and by our articles of association. These rights differ in certain respects from the typical rights of stockholders of a Delaware corporation. The principal differences are set forth below under "Description of Share Capital—Differences in Corporate Law."

         Provisions in the U.K. City Code on Takeovers and Mergers may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our shareholders.

        The U.K. City Code on Takeovers and Mergers, or the Takeover Code, applies to, among other things, an offer for a public company whose registered office is in the United Kingdom and whose securities are not admitted to trading on a regulated market in the United Kingdom if the company is considered by the Panel on Takeovers and Mergers, or the Takeover Panel, to have its place of central management and control in the United Kingdom. This is known as the "residency test." The test for central management and control under the Takeover Code is different from that used by the U.K. tax authorities. Under the Takeover Code, the Takeover Panel will determine whether we have our place of central management and control in the United Kingdom by looking at various factors, including the structure of our board of directors, the functions of the directors and where they are resident.

        If at the time of a takeover offer the Takeover Panel determines that we have our place of central management and control in the United Kingdom, we would be subject to a number of rules and restrictions, including but not limited to the following: (1) our ability to enter into deal protection arrangements with a bidder would be extremely limited; (2) we may not, without the approval of our shareholders, be able to perform certain actions that could have the effect of frustrating an offer, such as issuing shares or carrying out acquisitions or disposals; and (3) we would be obliged to provide equality of information to all bona fide competing bidders.

         We are subject to the new EU data protection regulation, which creates a range of new compliance obligations and significantly increases financial penalties for non-compliance, and any violation of such regulation could adversely affect our business, reputation, results of operations and financial condition.

        We are required to comply with the General Data Protection Regulation ("GDPR"), which is enforceable beginning May 25, 2018, in relation to the processing of certain personal data. Although the GDPR incorporates a number of basic principles from existing European Union law, it also imposes new obligations on companies that receive or process personal data within the territorial scope of the GDPR and introduces new rights for individuals whose data has been processed. The GDPR significantly increases financial penalties for noncompliance, including fines of up to four percent (4%) of global annual revenue for the preceding financial year or €20 million (whichever is greater) for the most serious violations. Whilst the GDPR harmonizes to a significant extent the data protection laws of Member States, there is some flexibility for Member States to impose their own rules or requirements. Therefore the exact scope of the changes to each Member State's data protection laws is not yet fully known and how the GDPR will be applied in practice remains uncertain.

        The implementation of the GDPR may require substantial amendments to our procedures and policies, and these changes could impact our business by increasing its operational and compliance costs. For example, we may be required to implement new technical and organizational measures to protect data from unauthorized access, revise our mechanisms of obtaining consent from EU data subjects, offer new controls to EU users with respect to their data (including by enabling them to exercise their rights to erasure and data portability) and devote additional resources to violation notification. There is also a potential risk that we will be subject to litigation, investigations, increased fines, reputational harm and other liabilities should our practices be found or perceived to be not compliant with the GDPR (or other future or current laws and regulations).

         Pre-emption rights for U.S. and other non-U.K. shareholders may be unavailable.

        In the case of certain increases in our issued share capital, under English law, existing shareholders are entitled to pre-emption rights to subscribe for such shares, unless shareholders dis-apply such rights by a special resolution at a shareholders' meeting. U.S. holders of ordinary shares in U.K. companies are customarily excluded from exercising any such pre-emption rights they may have, unless a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), is effective with respect to those rights, or an exemption from the registration requirements thereunder is available. We cannot assure U.S. holders that any exemption from the registration requirements of the Securities Act or applicable non-U.S. securities laws would be available to enable U.S. or other non-U.K. shareholders to exercise such pre-emption rights or, if available, that we will utilize any such exemption.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated in it by reference contain "forward-looking statements" (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and other matters. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, dividends, results of operations, or financial condition, or otherwise, based on current beliefs of the management of the Company as well as assumptions made by, and information currently available to, such management. Forward-looking statements may be accompanied by words such as "aim," "anticipate," "believe," "plan," "could," "would," "should," "shall," "continue," "estimate," "expect," "forecast," "future," "guidance," "intend," "may," "will," "possible," "potential," "predict," "project" or the negative or other variations of them. These forward-looking statements speak only as of the date on which such statements are made and are subject to various risks and uncertainties, many of which are outside the Company's control. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may differ materially from those predicted in the forward-looking statements and from past results, performance, or achievements. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include (but are not limited to):

  •
  the possibility that the Company will be unable to pay future dividends to shareholders or that the amount of such dividends may be less than anticipated;

  •
  the possibility that the Company may not achieve its anticipated financial results in one or more future periods;

  •
  reductions in customer spending;

  •
  a slowdown in customer payments and changes in customer demand for products and services as a result of changing economic conditions or otherwise;

  •
  unanticipated changes relating to competitive factors in the industries in which the Company operates;

  •
  the Company's ability to hire and retain key personnel;

  •
  the Company's ability to attract new customers and retain existing customers in the manner anticipated;

  •
  reliance on and integration of information technology systems;

  •
  changes in legislation or governmental regulations affecting the Company;

  •
  international, national or local economic, social or political conditions that could adversely affect the Company or its customers;

  •
  conditions in the credit markets;

  •
  risks associated with assumptions the Company makes in connection with its critical accounting estimates;

  •
  the resolution of pending and potential future legal, regulatory or tax proceedings and investigations; and

  •
  the Company's international operations, which are subject to the risks of currency fluctuations and foreign exchange controls.

        The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect IGT PLC's business, including those described in IGT PLC's Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and other documents filed from time to time with the SEC. Except as required under applicable law, IGT PLC does not assume any obligation to update these forward-looking statements. Nothing in this prospectus and the documents incorporated in it by reference is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per IGT PLC share for the current or any future financial years will necessarily match or exceed the historical published earnings per IGT PLC share, as applicable. All forward-looking statements contained in this prospectus and the documents incorporated in it by reference are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

        Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, including repayment of debt, acquisitions, capital expenditures and working capital. Except as otherwise provided in any prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholders.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC that are incorporated by reference. Selling securityholders may own securities on the date of this prospectus or acquired hereafter.

 DESCRIPTION OF SHARE CAPITAL

        This section of the prospectus includes a description of our issued share capital, summarizes certain provisions of our articles of association (the "Articles") and the applicable laws of England and Wales and highlights certain differences in corporate laws in England and Wales and the United States. The description of our Articles is based upon, and is qualified by reference to, the Articles. This summary is not complete. You should read the full text of the Articles, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Issued Share Capital

        The Company has three classes of shares, comprising ordinary shares of $0.10 each; special voting shares of $0.000001 each (the "Special Voting Shares"); and sterling non-voting shares of £1.00 each (the "Sterling Non-Voting Shares").

        Our issued share capital as of May 18, 2018 (the most recent practicable date prior to the date of this prospectus) was 203,904,990 fully paid ordinary shares with a nominal value $0.10 per share, 203,904,990 Special Voting Shares and 50,000 Sterling Non-Voting Shares. We currently have no deferred shares in our issued share capital.

Memorandum and Articles of Association

        IGT PLC is a public limited company registered in England and Wales under company number 09127533. Its objects are unrestricted, in line with the default position under the CA 2006.

  Board of Directors (the "Board")

  Directors' Interests

        Except as otherwise provided in the Articles, a director may not vote on or be counted in the quorum in relation to a resolution of the directors or committee of the directors concerning a matter in which he or she has a direct or indirect interest which is, to his or her knowledge, a material interest (otherwise than by virtue of his or her interest in shares, debentures or other securities of or otherwise in or through IGT PLC), but this prohibition does not apply to any interest arising only because a resolution concerns any of the following matters:

  •
  the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or her or any other person at the request of or for the benefit of IGT PLC or any of its subsidiary undertakings;

  •
  the giving of a guarantee, security or indemnity in respect of a debt or obligation of IGT PLC or any of its subsidiary undertakings for which the director has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

  •
  a transaction or arrangement concerning an offer of shares, debentures or other securities of IGT PLC or any of its subsidiary undertakings for subscription or purchase, in which offer he or she is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he or she is to participate;

  •
  a transaction or arrangement to which IGT PLC is or is to be a party concerning another company (including a subsidiary undertaking of IGT PLC) in which he, she or any person connected with him or her is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a "relevant company"), if he or she and any persons connected with him or her do not to his or her knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the CA 2006) representing one percent (1%) or more of either any class of the equity share capital (excluding any share of that class held as treasury shares) in the relevant company or of the voting rights available to members of the relevant company;

  •
  a transaction or arrangement for the benefit of the employees of IGT PLC or any of its subsidiary undertakings (including any pension fund or retirement, death or disability scheme) which does not award him or her a privilege or benefit not generally awarded to the employees to whom it relates; or

  •
  a transaction or arrangement concerning the purchase or maintenance of any insurance policy for the benefit of directors or for the benefit of persons including directors.

  Directors' Borrowing Powers

        The directors may exercise all the powers of IGT PLC to borrow money and to mortgage or charge all or part of the undertaking, property and assets (present or future) and uncalled capital of IGT PLC and, subject to the CA 2006, to issue debentures and other securities, whether outright or as collateral security for a debt, liability or obligation of IGT PLC or of a third party.

  Directors' Shareholding Requirements

        A director need not hold shares in IGT PLC to qualify to serve as a director.

  Age Limit

        There is no age limit applicable to directors in the Articles, but the CA 2006 requires that a director must be at least 16 years old.

  Compliance with NYSE Rules

        For as long as IGT PLC's ordinary shares are listed on the NYSE, IGT PLC will comply with all NYSE corporate governance standards set forth in Section 3 of the NYSE Listed Company Manual applicable to non-controlled domestic U.S. issuers, regardless of whether the Company is a foreign private issuer.

  Dividends and Distributions

        Subject to the CA 2006 and the Articles, IGT PLC may by ordinary resolution declare a dividend on IGT PLC ordinary shares, and the Board may decide to pay an interim dividend to holders of IGT PLC ordinary shares in accordance with their respective rights and interests in IGT PLC, and may fix the time and date for payment of such dividend. Under English law, dividends may only be paid out of distributable reserves, defined as accumulated realized profits not previously utilized by distribution or capitalization less accumulated realized losses to the extent not previously written off in a reduction or reorganization of capital duly made, and not out of share capital, which includes the share premium account.

        The Special Voting Shares and Sterling Non-Voting Shares do not entitle their holders to dividends.

        If 12 years have passed from the date on which a dividend or other sum from IGT PLC became due for payment and the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by IGT PLC.

        Subject to the CA 2006, the Articles also permit a scrip dividend scheme under which the directors may, with the prior authority of an ordinary resolution of IGT PLC, allot to those holders of a particular class of shares who have elected to receive them further shares of that class or ordinary shares in either case credited as fully paid instead of cash in respect of all or part of a dividend or dividends specified by the resolution.

  Voting Rights

        Subject to any rights or restrictions as to voting attached to any class of shares and subject to disenfranchisement in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, the voting rights of shareholders of IGT PLC in a general meeting are as follows:

  1.
  On a show of hands,

  a.
  the IGT PLC shareholder who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of IGT PLC will have one vote; and

  b.
  every person present who has been appointed by a shareholder entitled to vote on the resolution as a proxy will have one vote, except where:

  i.
  that proxy has been appointed by more than one shareholder entitled to vote on the resolution; and

  ii.
  the proxy has been instructed:

  A.
  by one or more of those shareholders to vote for the resolution and by one or more of those shareholders to vote against the resolution; or

  B.
  by one or more of those shareholders to vote in the same way on the resolution (whether for or against) and one or more of those shareholders has permitted the proxy discretion as to how to vote, in which case, the proxy has one vote for and one vote against the resolution; and

  2.
  on a poll taken at a meeting, every qualifying shareholder present and entitled to vote on the resolution has one vote for every IGT PLC ordinary share of which he, she or it is the holder, and 0.9995 votes for every Special Voting Share held by the relevant shareholder for which he, she or it is entitled under the terms of IGT PLC's loyalty voting structure to direct the exercise of the vote.

        Under the Articles, a poll on a resolution may be demanded by the chairman of a meeting, the directors, five (5) or more people having the right to vote on the resolution or a shareholder or shareholders (or their corporate representatives or duly appointed proxies) having not less than 10% of either the total voting rights or the total paid up share capital of shares which confer a right to vote. Such persons may demand the poll both in advance of, and during, a general meeting, either before or immediately after a show of hands on a resolution.

        In the case of joint holders, only the vote of the senior holder who votes (or any proxy duly appointed by him or her) may be counted by IGT PLC.

        Subject to the CA 2006, the necessary quorum for a general shareholder meeting is the shareholders who together represent at least a majority of the voting rights of all the shareholders entitled to vote at the meeting, present in person, by corporate representative or by proxy, except that if IGT PLC only has one shareholder entitled to attend and vote at the general meeting, one shareholder present in person, by corporate representative or by proxy at the meeting and entitled to vote is a quorum. If a meeting is adjourned for lack of quorum, the quorum of the adjourned meeting will be one shareholder present in person, by corporate representative or by proxy.

        The Sterling Non-Voting Shares carry no voting rights (except where required by law).

  Winding Up

        On a return of capital of IGT PLC on a winding up or otherwise, the holders of IGT PLC ordinary shares will share equally, on a share for share basis, in IGT PLC's assets available for distribution, except that:

  •
  the holders of the Special Voting Shares will be entitled to receive out of the assets of IGT PLC available for distribution to its shareholders the sum of, in aggregate, U.S. $1.00;

  •
  the holders of any deferred shares will be entitled to receive out of the assets of IGT PLC available for distribution to its shareholders the sum of, in aggregate, U.S. $1.00; and

  •
  the holders of the Sterling Non-Voting Shares will be entitled to receive out of the assets of IGT PLC available for distribution to its shareholders the sum of, in aggregate, £1.00,

but in no case will any of such holders be entitled to any further participation in the assets of IGT PLC.

  Redemption Provisions

        The IGT PLC ordinary shares are not redeemable.

        The Special Voting Shares may be redeemed by IGT PLC for nil consideration in certain circumstances (as set out in the Articles).

        The Sterling Non-Voting Shares may be redeemed by IGT PLC for nil consideration at any time (as set out in the Articles).

  Sinking Fund Provisions

        None of the shares in IGT PLC is subject to any sinking fund provision under the Articles or as a matter of English law.

  Liability to Further Calls

        No holder of any share in IGT PLC is liable to make additional contributions of capital in respect of its shares beyond any total sum unpaid on its shares.

  Discriminating Provisions

        There are no provisions discriminating against a shareholder because of his or her ownership of a particular number of shares.

  Variation of Class Rights

        Except as regards the loyalty plan connected with IGT PLC's Special Voting Shares (see below under the heading "Loyalty Plan—Termination of the Plan"), any special rights attached to any shares in the capital of IGT PLC may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, either while IGT PLC is a going concern or during or in contemplation of a winding up, with the consent in writing of those entitled to attend and vote at general meetings of IGT PLC representing 75% of the voting rights attaching to the IGT PLC ordinary shares and the Special Voting Shares, in aggregate, which may be exercised at such meetings, or with the sanction of 75% of those votes attaching to IGT PLC ordinary shares and the Special Voting Shares, in aggregate, cast on a special resolution proposed at a separate general meeting of all those entitled to attend and vote at general meetings of IGT PLC, but not otherwise.

        A resolution to vary any class rights relating to the giving, variation, revocation or renewal of any authority of the directors to allot shares or relating to a reduction of IGT PLC's capital may only be varied or abrogated in accordance with the CA 2006 but not otherwise.

        The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or by the purchase or redemption by IGT PLC of its own shares in accordance with the CA 2006.

  General Meetings and Notices

        The Board has the power to call a general meeting of shareholders at any time. The Board shall determine whether a general meeting (including an annual general meeting) is to be held as a physical general meeting or an electronic general meeting. In addition, the Board must convene such a meeting if it has received requests to do so from shareholders representing at least five percent (5%) of the paid up share capital of IGT PLC as carries voting rights at general meetings in accordance with section 303 of the CA 2006.

        An annual general meeting must be called by not less than 21 clear days' notice (i.e., excluding the date of receipt or deemed receipt of the notice and the date of the meeting itself). All other general meetings will be called by not less than 14 clear days' notice. A general meeting may be called by shorter notice if it is agreed to by a majority in number of the shareholders having the right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving that right.

        The notice of a general meeting will be given to the shareholders (other than any who, under the provisions of the Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Board, to the beneficial owners nominated to enjoy information rights under the CA 2006, and to the auditors. The shareholders entitled to receive notice of a general meeting are those on the register at the close of business on a day determined by the directors. Under English law, IGT PLC is required to hold an annual general meeting within six (6) months from the day following its accounting reference date and, subject to the foregoing, the meeting may be held at a time and place (whether physical or electronic) determined by the Board whether within or outside of the U.K.

        The notice of general meeting must specify a time (which must not be more than 48 hours, excluding any part of a day that is not a working day, before the time fixed for the meeting) by which a person must be entered on the share register to have the right to attend or vote at the meeting. Only such persons or their duly appointed proxies have the right to attend and vote at the meeting of shareholders.

  Limitations on Rights to Own Shares

        There are no limitations imposed by the Articles or the applicable laws of England and Wales on the rights to own shares, including the right of non-residents or foreign persons to hold or vote the shares of IGT PLC, other than limitations that would generally apply to all shareholders.

  Change of Control

        There is no specific provision in the Articles that directly would have an effect of delaying, deferring or preventing a change in control of IGT PLC and that would operate only with respect to a merger, acquisition or corporate restructuring involving IGT PLC or any of its subsidiaries. However, De Agostini S.p.A's significant ownership interest in IGT PLC and the loyalty voting structure may make it more difficult for a third party to acquire, or attempt to acquire, control of IGT PLC. As a result of the loyalty voting structure, it is possible that a relatively large portion of the voting power of

IGT PLC could be concentrated in a relatively small number of holders who would have significant influence over IGT PLC. Such shareholders participating in the loyalty voting structure could reduce the likelihood of change of control transactions that may otherwise benefit holders of IGT PLC ordinary shares.

  Disclosure of Ownership Interests in Shares

        Under article 60 of the Articles, shareholders must comply with the notification obligations to IGT PLC contained in Chapter 5 (Vote Holder and Issuer Notification Rules) of the Disclosure Guidance and Transparency Rules sourcebook ("DTR") (including, without limitation, the provisions of DTR 5.1.2) as if IGT PLC were an issuer whose home member state is in the United Kingdom, except that the obligation arises if the percentage of voting rights reaches, exceeds or falls below one percent (1%) and each one percent threshold thereafter (up or down) up to 100%. In effect, this means that a shareholder must notify IGT PLC if the percentage of voting rights in IGT PLC it holds reaches one percent (1%) and crosses any one percent threshold thereafter (up or down).

        Section 793 of the CA 2006 gives IGT PLC the power to require persons whom it knows have, or whom it has reasonable cause to believe have, or within the previous three (3) years have had, any ownership interest in any IGT PLC shares to disclose specified information regarding those shares. Failure to provide the information requested within the prescribed period (or knowingly or recklessly providing materially false information) after the date the notice is sent can result in criminal or civil sanctions being imposed against the person in default.

        Under the Articles, if any shareholder, or any other person appearing to be interested in IGT PLC shares held by such shareholder, fails to give IGT PLC the information required by a section 793 notice within the prescribed period from the date of service of the section 793 notice, then the Board may withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer such shares (including any shares allotted or issued after the date of the section 793 notice in respect of those shares).

  Changes in Share Capital

        The Articles authorize IGT PLC to purchase its own shares of any class, on the terms of any buyback contract approved by the shareholders (or otherwise as may be permitted by the CA 2006), provided that:

  1.
  the maximum aggregate number of IGT PLC ordinary shares authorized to be purchased equals 20% of the total issued ordinary shares on April 7, 2015 (subject to adjustments for consolidation or division);

  2.
  the maximum price that may be paid to purchase an IGT PLC ordinary share is 105% of the average market value of an ordinary share for the five business days prior to the day the purchase is made (subject to any further price restrictions contained in any buyback contract);

  3.
  the maximum aggregate number of Special Voting Shares authorized to be purchased will equal 20% of the total issued Special Voting Shares on April 7, 2015 (subject to adjustments for consolidation or division); and

  4.
  the maximum price that may be paid to purchase a Special Voting Share is its nominal value.

        These provisions are more restrictive than required under English law: an English company is not required to set limits in its articles of association on the maximum aggregate number or price paid for the repurchase of its shares.

        The Articles authorize the directors, for a period of up to five (5) years from the date of the shareholder resolution granting them authority (which resolution was passed on March 13, 2015), to allot shares in IGT PLC, or to grant rights to subscribe for or to convert any security into shares in IGT PLC, up to an aggregate nominal amount (i.e., par value) of U.S. $185,000,000.

        The Articles authorize the directors, for a period of up to five (5) years from the date of the shareholder resolution granting them authority (which resolution was passed on March 13, 2015), to exclude pre-emption rights in respect of such issuances up to an aggregate nominal amount (i.e., par value) of U.S. $185,000,000.

        These provisions are more restrictive than required under English law: an English company is not required to set limits in its articles of association on the maximum amounts for allotment of shares or exclusion of pre-emption rights.

  Loyalty Plan

  Scope

        IGT PLC has implemented a loyalty plan connected with its Special Voting Shares (the "Loyalty Plan"), the purpose of which is to reward long-term ownership of IGT PLC ordinary shares and promote stability of the IGT PLC shareholder base by granting long-term IGT PLC shareholders, subject to certain terms and conditions, with the equivalent of 1.9995 votes for each IGT PLC ordinary share that they hold.

  Characteristics of Special Voting Shares

        Each Special Voting Share carries 0.9995 votes. The Special Voting Shares and IGT PLC ordinary shares will be treated as if they are a single class of shares and not divided into separate classes for voting purposes (except upon a resolution in respect of any proposed termination of the Loyalty Plan).

        The Special Voting Shares have only minimal economic entitlements. Such economic entitlements are designed to comply with English law but are immaterial for investors.

  Issue

        The number of Special Voting Shares in issue equals the number of IGT PLC ordinary shares in issue. A nominee appointed by IGT PLC (the "Nominee"), which is currently Computershare Company Nominees Limited, holds the Special Voting Shares on behalf of the shareholders of IGT PLC as a whole, and will exercise the voting rights attached to those shares in accordance with the Articles.

  Participation in the Loyalty Plan

        To become entitled to elect to participate in the Loyalty Plan, a person must maintain ownership in accordance with the terms and conditions of the Loyalty Plan for a continuous period of three (3) years or more (an "Eligible Person"). This means that no person, other than the Nominee, was entitled to exercise any rights in Special Voting Shares until at least April 7, 2018, the third anniversary of the Mergers.

        An Eligible Person may elect to participate in the Loyalty Plan by submitting a validly completed and signed election form (an "Election Form") to IGT PLC's designated agent (the "Agent").

        Upon receipt of a valid Election Form, the Agent will register the relevant IGT PLC ordinary shares in a separate register—the "Loyalty Register."

        For so long as the IGT PLC ordinary shares of an Eligible Person who has elected to participate in the Loyalty Plan (a "Participant") remain in the Loyalty Register, they may not be sold, disposed of, transferred, subjected to any grant of interest, pledged or subjected to any lien, fixed or floating charge or other encumbrance, except in very limited circumstances.

  Voting Arrangements

        The Nominee will exercise the votes attaching to the Special Voting Shares held by it from time to time at a general meeting or a class meeting: (a) in respect of any Special Voting Shares associated with IGT PLC ordinary shares registered in the Loyalty Register, in accordance with the directions of the Participant; and (b) in respect of all other Special Voting Shares, in the same percentage as the outcome of the vote of any general meeting (taking into account any votes exercised pursuant to (a) above).

        The Participant in the Loyalty Plan must direct the exercise by the Nominee of voting rights attaching to the Special Voting Shares associated with those ordinary shares in the same manner as that Participant exercises the votes attaching to those ordinary shares. The proxy or voting instruction form in respect of a Participant's IGT PLC ordinary shares entered in the Loyalty Register will contain an instruction and authorization in favor of the Nominee to exercise the votes attaching to the Special Voting Shares associated with those ordinary shares in the same manner as that Participant exercises the votes attaching to those ordinary shares.

  Transfer or Withdrawal

        If, at any time and for any reason, one or more IGT PLC ordinary shares are withdrawn from the Loyalty Register, or any IGT PLC ordinary shares in the Loyalty Register are sold, disposed of, transferred, subjected to any grant of interest, pledged or subjected to any lien, fixed or floating charge or other encumbrance, the Special Voting Shares associated with those IGT PLC ordinary shares will cease to confer on the Participant any voting rights (or any other rights) in connection with those Special Voting Shares and such person will cease to be a Participant in respect of those Special Voting Shares, unless one of the exceptions under the Loyalty Plan applies.

        A Participant may request the withdrawal of their IGT PLC ordinary shares from the Loyalty Register at any time by submitting a validly completed withdrawal form to the Agent. The Agent will endeavor to release the IGT PLC ordinary shares from the Loyalty Register within three business days thereafter. Upon withdrawal from the Loyalty Register, such ordinary shares will be freely transferable. From the date on which the withdrawal form is processed by the Agent, the relevant shareholder will be considered to have waived their rights in respect of the relevant Special Voting Shares.

  Termination of the Plan

        The Loyalty Plan may be terminated at any time with immediate effect by a resolution passed on a poll taken at a general meeting with the approval of members representing 75% or more of the total voting rights attaching to the IGT PLC ordinary shares of members who, being entitled to vote on that resolution, do so in person or by proxy. For the avoidance of doubt, the votes attaching to the Special Voting Shares will not be exercisable upon such resolution.

  Transfer

        The Special Voting Shares may not be transferred, except in exceptional circumstances, e.g., for transfers between Loyalty Plan nominees.

  Repurchase or Redemption

        Special Voting Shares may only be purchased or redeemed by IGT PLC in limited circumstances, including to reduce the number of Special Voting Shares held by the Nominee to align the aggregate number of IGT PLC ordinary shares and Special Voting Shares in issue from time to time, upon termination of the Loyalty Plan or pursuant to an off-market purchase arrangement. Special Voting Shares may be redeemed for nil consideration and repurchased for (depending on the circumstances) nil consideration or their nominal value.

Differences in Corporate Law

        We are incorporated under the laws of England and Wales. The applicable provisions of the CA 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the CA 2006 applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to English law and Delaware law.

	England and Wales	Delaware
Number of Directors	Under the CA 2006, a public limited company must have at least two (2) directors and the number of directors may be fixed by or in the manner provided in a company's articles of association.	Under Delaware law, a corporation must have at least one (1) director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors

Under the CA 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided at least 28 clear days' notice of the resolution has been given to the company. On receipt of notice of an intended resolution to remove a director, the company must forthwith send a copy of the notice to the director concerned. Certain other procedural requirements under the CA 2006 must also be followed such as allowing the director to make representations against his or her removal either at the meeting or in writing.

Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (a) unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may effect such removal only for cause, or (b) in the case of a corporation having cumulative voting, if less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which he or she is a part.

Vacancies on the Board of Directors

Under English law, the procedure by which directors, other than a company's initial directors, are appointed is generally set out in a company's articles of association, provided that where two (2) or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually, unless a resolution allowing a single vote has first been unanimously approved by the meeting.

Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director unless (a) otherwise provided in the certificate of incorporation or by-laws of the corporation or (b) the certificate of incorporation directs that a particular class of stock is to elect such director, in which case a majority of the other directors elected by such class, or a sole remaining director elected by such class, will fill such vacancy.

Annual General Meeting	Under the CA 2006, a public limited company must hold an annual general meeting in each six-month period following the company's annual accounting reference date.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

	England and Wales	Delaware
General Meeting

Under the CA 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least five percent (5%) of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting and, if the directors fail to do so within a certain period, may themselves convene a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings

Under the CA 2006, at least 21 clear days' notice must be given for an annual general meeting of a public limited company whose shares are not traded on an European Economic Area ("EEA") regulated market. Subject to a company's articles of association providing for a longer period, at least 14 clear days' notice is required for any other general meeting of a public limited company whose shares are not traded on an EEA regulated market. In addition, certain matters, such as the removal of directors or auditors, require special notice, which is at least 28 clear days' notice. The shareholders of a public limited company whose shares are not traded on an EEA regulated market may in all cases consent to a shorter notice period, the proportion of shareholders' consent required being 100% of those entitled to attend and vote in the case of an annual general meeting of such a company and, in the case of any other general meeting of such a company, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the CA 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A director of a Delaware corporation may not issue a proxy representing the director's voting rights as a director.

	England and Wales	Delaware
Pre-emptive Rights

Under the CA 2006, "equity securities," being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution ("ordinary shares") or (ii) rights to subscribe for, or to convert securities into, ordinary shares, proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the CA 2006.

Under Delaware law, shareholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot

Under the CA 2006 the directors of a company must not allot shares or grant rights to subscribe for or to convert any security into shares unless an exception applies or an ordinary resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise, in each case in accordance with the provisions of the CA 2006.

Under Delaware law, if a corporation's certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. It may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

	England and Wales	Delaware
Liability of Directors and Officers

Under the CA 2006, any provision, whether contained in a company's articles of association or any contract or otherwise, that purports to exempt a director of a company, to any extent, from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity, to any extent, for a director of the company or of an associated company against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is also void except as permitted by the CA 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a "qualifying third party indemnity" (being an indemnity against liability incurred by the director to a person other than the company or an associated company, provided that it is not an indemnity against (x) any liability of the director to pay (i) a fine imposed in criminal proceedings or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or (y) any liability incurred by the director (i) in defending criminal proceedings in which he or she is convicted, (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her or (iii) in connection with an application for relief in which the court refuses to grant him or her relief; and (c) provide a "qualifying pension scheme indemnity" (being an indemnity against liability incurred in connection with the company's activities as trustee of an occupational pension plan, provided that the provision is not an indemnity against any liability: (i) of the director to pay a fine imposed in criminal proceedings, (ii) of the director to pay a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature or (iii) incurred by the director in defending criminal proceedings in which he or she is convicted).

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•

any breach of the director's duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•

any transaction from which the director derives an improper personal benefit.

	England and Wales	Delaware
Voting Rights

Shareholder votes generally take place on a show of hands, unless a poll is required or demanded. Under the CA 2006, a poll may be demanded by (a) not fewer than five (5) shareholders having the right to vote on the resolution; (b) any shareholder(s) representing not less than 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right.

Under the CA 2006, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by shareholders representing a simple majority of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution. Under CA 2006, a special resolution is passed on a show of hands if it is approved by a majority of not less than 75% of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, a special resolution is passed if it is approved by shareholders representing not less than 75% of the total voting rights of shareholders present, in person or by proxy, who, being entitled to vote, vote on the resolution.

Under Delaware law, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Shareholder Vote on Certain Transactions	The CA 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors that are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•

the approval at a shareholders' or creditors' meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors present and voting, either in person or by proxy; and

•

the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

•

the approval of the board of directors; and

•

approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

England and Wales	Delaware
Standard of Conduct of Directors	Under the CA 2006, a director owes various statutory and fiduciary duties to the company, including:

•

to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•

to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company;

•

to act in accordance with the company's constitution and only exercise his or her powers for the purposes for which they are conferred;

•

to exercise independent judgment;

•

to exercise reasonable care, skill and diligence;

•

not to accept benefits from a third party conferred by reason of his or her being a director or doing, or not doing, anything as a director; and

•

to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He must not use his or her corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or break-up of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the shareholders.

	England and Wales	Delaware
Stockholder Suits

Generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company's internal management. Notwithstanding this general position, the CA 2006 provides that (a) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director's negligence, default, breach of duty or breach of trust and (b) a shareholder may bring a claim for a court order where the company's affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders or the interests of its shareholders generally.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•

state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

•

allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

•

state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action cannot be dismissed or compromised without the approval of the Delaware Court of Chancery.

DESCRIPTION OF THE OPTIONS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the options that we may offer under this prospectus, which may consist of options to purchase securities in one or more series. While the terms we have summarized below will generally apply to any future options we may offer under this prospectus, we will describe the particular terms of any options that we may offer in more detail in the applicable prospectus supplement. The terms of any options we offer under a prospectus supplement may differ from the terms we describe below.

        We may issue options to purchase our securities. We may offer and sell options separately or together with one or more additional options, warrants, rights or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue options as part of a unit, the applicable prospectus supplement will specify whether those options may be separated from the other securities in the unit, at any time or at any time before a specified date or occurrence. The applicable prospectus supplement will also describe the following terms of any options:

  •
  the title of the options;

  •
  the offering price for the options, if any;

  •
  the aggregate number of the options;

  •
  the designation and terms of the equity securities that may be purchased upon exercise of the options;

  •
  if applicable, the designation and terms of the securities that the options are issued with and the number of options issued with each security;

  •
  if applicable, the date from and after which the options and any securities issued with the options will be separately transferable;

  •
  the number of equity securities that may be purchased upon exercise of an option and the price at which such securities may be purchased upon exercise;

  •
  the dates on which the right to exercise the options commence and expire;

  •
  if applicable, the minimum or maximum amount of the options that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material tax considerations;

  •
  the identity of the option agent for the options and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  anti-dilution provisions of the options, if any;

  •
  redemption or call provisions, if any, applicable to the options;

  •
  any additional terms of the options, including terms, procedures and limitations relating to the exchange and exercise of the options; and

  •
  any other information we think is important about the options.

        Each option will entitle the holder of the option to purchase at the exercise price set forth in the applicable prospectus supplement the number of securities being offered. Holders may exercise options at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised options are void. Holders may exercise options as set forth in the prospectus supplement relating to the options being offered.

        Until you exercise your options to purchase our securities, you will not have any rights as a holder thereof, by virtue of your ownership of the options.

        The description in the applicable prospectus supplement of any options that we may offer and sell will not necessarily be complete and will be qualified in its entirety by reference to the applicable options agreement, if any, which will be filed with the SEC.

 DESCRIPTION OF THE WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase securities in one or more series. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We may issue warrants to purchase our securities. We may offer and sell warrants separately or together with one or more additional warrants, options, rights or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities, at any time or at any time before a specified date or occurrence. The applicable prospectus supplement will also describe the following terms of any warrants:

  •
  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

  •
  the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants are to be sold separately or with other securities as parts of units;

  •
  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  if applicable, a discussion of material tax considerations;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  the designation and terms of any equity securities purchasable upon exercise of the warrants;

  •
  if applicable, the designation and terms of the ordinary shares with which the warrants are issued and, the number of warrants issued with each security;

  •
  if applicable, the date from and after which any warrants issued as part of a unit and the related ordinary shares will be separately transferable;

  •
  the number of ordinary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

  •
  any redemption or call provisions;

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants; and

  •
  any other information we think is important about the warrants.

        The description in the applicable prospectus supplement of any warrants that we may offer and sell will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC.

 DESCRIPTION OF THE RIGHTS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the rights that we may offer under this prospectus, which may consist of rights to purchase securities in one or more series. While the terms we have summarized below will generally apply to any future rights we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement. The terms of any rights we offer under a prospectus supplement may differ from the terms we describe below.

        We may issue rights to purchase our securities. We may offer and sell rights separately or together with one or more additional rights, warrants, options or ordinary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue rights as part of a unit, the accompanying prospectus supplement will specify whether those rights may be separated from the other securities in the unit, at any time or at any time before a specified date or occurrence. The applicable prospectus supplement will also describe the following terms of any rights:

  •
  the date of determining the shareholders entitled to the rights distribution;

  •
  the number of rights issued or to be issued to each shareholder;

  •
  the exercise price payable for each ordinary share or other equity security upon the exercise of the rights;

  •
  the number and terms of the ordinary share or other equity securities which may be purchased per each right;

  •
  the extent to which the rights are transferable;

  •
  the date on which the holder's ability to exercise the rights shall commence, and the date on which the rights shall expire;

  •
  the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

  •
  if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

  •
  any other terms of the rights, including the terms, procedures, conditions, and limitations relating to the exchange and exercise of the rights; and

  •
  any other information we think is important about the rights.

        The description in the applicable prospectus supplement of any rights that we may offer and sell will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the SEC.

 DESCRIPTION OF THE UNITS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus, which may consist of one or more of the other securities described in this prospectus in any combination. While the terms we have summarized below will generally apply to any future units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

        We may issue units consisting of one or more of the other securities described in this prospectus in any combination. The accompanying prospectus supplement will specify whether the securities included in the unit may be separated from the other securities in the unit, at any time or at any time before a specified date or occurrence. The applicable prospectus supplement will also describe the following terms of any units:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

  •
  whether the units will be issued in fully registered or global form.

        The description in the applicable prospectus supplement of any units that we may offer and sell will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agreement and rights certificate, which will be filed with the SEC.

 TAX CONSIDERATIONS

Certain U.K. Tax Considerations

        A general summary of certain U.K. tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

Certain U.S. Federal Income Tax Considerations

        The following discussion describes certain material U.S. federal income tax considerations regarding the ownership and disposition of our ordinary shares by a U.S. holder (as defined below). This discussion is based on U.S. federal income tax law, including the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder, administrative guidance and court decisions in effect on the date hereof, all of which are subject to change, possibly with retroactive effect, and to differing interpretations. No ruling from the Internal Revenue Service (the "IRS") has been sought with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. The discussion assumes that our shareholders hold their ordinary shares as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion further assumes that all items or transactions identified as debt will be respected as such for U.S. federal income tax purposes and that we will be a resident exclusively of the U.K. for all tax purposes.

        This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances, including investors subject to special tax rules, including (but not limited to):

  •
  banks, thrifts, mutual funds, and other financial institutions;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  traders in securities that elect to apply a mark-to-market method of accounting;

  •
  broker-dealers;

  •
  tax-exempt organizations (including private foundations) and pension funds;

  •
  U.S. holders who at any time own or owned (directly, indirectly, or constructively) 10% or more of our share capital (by vote or value);

  •
  insurance companies;

  •
  dealers or brokers in securities or foreign currency;

  •
  individual retirement and other tax-deferred accounts;

  •
  U.S. holders whose functional currency is not the U.S. dollar;

  •
  U.S. expatriates;

  •
  investors who are not U.S. holders;

  •
  "passive foreign investment companies" or "controlled foreign corporations";

  •
  persons subject to the alternative minimum tax;

  •
  U.S. holders that hold their shares as part of a straddle, hedging, conversion, wash sale, constructive sale or other integrated transaction for U.S. federal income tax purposes;

  •
  entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes and any partner or investor therein; and

  •
  U.S. holders that received their shares pursuant to any employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

        In addition, this discussion does not address any U.S. federal estate, gift or alternative minimum tax consequences, any tax consequences of the Medicare tax on certain investment income pursuant to the Health Care and Education Reconciliation Act of 2010, any considerations with respect to FATCA (which for this purpose means Sections 1471 through 1474 of the Code, the Treasury regulations promulgated thereunder, administrative guidance, any intergovernmental agreement entered in connection therewith, and any non-U.S. laws, rules or directives implementing or relating to any of the foregoing), or any state, local or non-U.S. tax consequences. U.S. holders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax considerations of an investment in our ordinary shares.

        Further, this discussion does not address any U.S. federal, state, local or non-U.S. tax consequences of the receipt, ownership, disposition, or any other transaction with respect to the Special Voting Shares (including any loss of entitlement to instruct the nominee on how to vote in respect of Special Voting Shares). U.S. holders are urged to consult their tax advisors as to the tax consequences of the receipt, ownership, disposition, or any other transaction with respect to the Special Voting Shares.

General

        For purposes of this discussion, a "U.S. holder" means a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the laws of the United States or any state thereof or the District of Columbia;

  •
  an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

  •
  a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

        If an entity or arrangement that is treated as a partnership or pass-through entity for U.S. federal income tax purposes is a beneficial owner of our ordinary shares, the tax treatment of an investor therein will generally depend upon the status of such investor, the activities of the entity or arrangement and certain determinations made at the investor level or the level of the entity or arrangement. Such entities or arrangements, and investors therein, are urged to consult their tax advisors regarding their investment in our ordinary shares and the U.S. federal income tax consequences of the ownership and disposition of their ordinary shares.

        New U.S. federal tax legislation (commonly referred to as "The Tax Cuts and Jobs Act"), enacted in December 2017, made significant changes to the Code, many of which are highly complex and may require interpretations and implementing regulations. The expected impact of certain aspects of the legislation is unclear and subject to change. U.S. holders are urged to consult their tax advisors regarding the application of The Tax Cuts and Jobs Act to their particular circumstances.

Passive Foreign Investment Company Consequences

        We believe that we will not be a "passive foreign investment company" for U.S. federal income tax purposes ("PFIC") for the current taxable year and that we have not been a PFIC for prior taxable years, and we expect that we will not become a PFIC in the foreseeable future, although there can be no assurance in this regard. A foreign corporation will be a PFIC in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable "look-through" rules, either (a) at least 75% of its gross income is "passive income," or (b) at least 50% of its assets produce or are held for the production of "passive income." For this purpose, "passive income" generally includes dividends, interest, royalties and rents, and certain other categories of income, subject to certain exceptions. The determination of whether we are a PFIC is fact-intensive and includes ascertaining the fair market value (or, in certain circumstances, tax basis) of all of our assets on a quarterly basis and the character of each item of income we earn. This determination is made annually and cannot be completed until the close of a taxable year. It depends upon the portion of our assets (including goodwill) and income characterized as passive under the PFIC rules, as described above. Accordingly, it is possible that we may become a PFIC due to changes in our income or asset composition or a decline in the market value of our equity. Because PFIC status is a fact-intensive determination, no assurance can be given that we are not, have not been, or will not become, classified as a PFIC.

        If we are a PFIC for any taxable year, U.S. holders generally will be subject to special tax rules that could result in materially adverse U.S. federal income tax consequences. In such event, a U.S. holder may be subject to U.S. federal income tax at the highest applicable ordinary income tax rates on (i) any "excess distribution" that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder's holding period for the ordinary shares), or (ii) any gain realized on the disposition of our ordinary shares. In addition, a U.S. holder may be subject to an interest charge on such tax. Furthermore, the favorable dividend tax rates that may apply to certain U.S. holders on our dividends will not apply if we are a PFIC during the taxable year in which such dividend was paid, or the preceding taxable year. Classification as a PFIC may have other adverse tax consequences. Unless a U.S. holder makes a "qualified electing fund" or "mark-to-market" election with respect to our ordinary shares, a U.S. holder that holds our ordinary shares during a period in which we are a PFIC will be subject to the PFIC rules for that taxable year and all subsequent taxable years in which the U.S. holder holds our ordinary shares, even if we cease to be a PFIC.

        U.S. holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of acquiring, owning or disposing of our ordinary shares if we are or become classified as a PFIC, including the possibility of making a qualified electing fund or mark-to-market election. The remainder of the discussion below assumes that we are not a PFIC, have not been a PFIC and will not become a PFIC in the future.

Distributions

        The gross amount of distributions with respect to our ordinary shares (including the amount of any non-U.S. withholding taxes) will be taxable as dividends, to the extent that they are paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such dividends will be includable in a U.S. holder's gross income as ordinary dividend income on the day actually or constructively received by the U.S. holder. Such dividends will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

        With respect to non-corporate U.S. holders, certain dividends received from a "qualified foreign corporation" may be subject to reduced rates of U.S. federal income taxation. A non-U.S. corporation that is eligible for the benefits of an income tax treaty with the United States that the U.S. Secretary of the Treasury determines is satisfactory and includes an information exchange program is generally treated as a qualified foreign corporation. The U.S. Department of the Treasury and the IRS have determined that the U.K.—U.S. Income Tax Treaty is satisfactory for this purpose and we believe that we are eligible for benefits under such treaty, although there can be no assurance that this will continue to be the case in the future. Further, a non-U.S. corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. The U.S. Department of the Treasury and the IRS have determined that common stock is considered readily tradable on an established securities market if it is listed on an established securities market in the United States, such as the NYSE. We believe our ordinary shares, which are listed on the NYSE, are considered to be readily tradable on an established securities market in the United States, although there can be no assurance that this will continue to be the case in the future.

        Non-corporate U.S. holders that do not meet a minimum holding period requirement during which they are not protected from the risk of loss, or that elect to treat the dividend income as "investment income" pursuant to Section 163(d)(4) of the Code, will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, even if the minimum holding period requirement has been met, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. U.S. holders are urged to consult their tax advisors regarding the application of these rules given their particular circumstances.

        To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in our ordinary shares. To the extent the amount of the distribution exceeds the U.S. holder's tax basis, the excess will be taxed as capital gains recognized on a sale or exchange of such ordinary shares.

        Dividends paid to a U.S. holder with respect to our ordinary shares are expected to constitute "foreign source income" and to be treated as "passive category income" for purposes of the foreign tax credit. The rules governing the foreign tax credit are complex. U.S. holders are urged to consult their tax advisors regarding the availability of, and any limits or conditions to, the foreign tax credit under their particular circumstances.

Sale, Exchange, or Other Taxable Disposition

        For U.S. federal income tax purposes, a U.S. holder will generally recognize taxable gain or loss on the sale, exchange or other taxable disposition of our ordinary shares in an amount equal to the difference, if any, between the amount realized on the sale, exchange, or other taxable disposition and the U.S. holder's tax basis in such ordinary shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such ordinary shares have been held for more than one year. Long-term capital gain of certain non-corporate U.S. holders, including individuals, is generally taxed at reduced rates. The deduction of capital losses is subject to limitations.

Information Reporting and Backup Withholding

        Certain U.S. holders with interests in "specified foreign financial assets" (including, among other assets, our ordinary shares, unless such shares were held on such U.S. holder's behalf through certain financial institutions) may be required to file information reports with the IRS if the aggregate value of all such assets exceeds certain threshold amounts. U.S. holders are urged to consult their tax advisors as to the possible obligation to file such information reports in light of their particular circumstances.

        Moreover, information reporting generally will apply to dividends in respect of our ordinary shares and the proceeds from the sale, exchange or other disposition of our ordinary shares, in each case, that are paid to a U.S. holder within the United States (and in certain cases, outside the United States or through certain U.S. intermediaries), unless the U.S. holder is an exempt recipient. Backup withholding (currently at a rate of 24%) may also apply to such payments, unless the U.S. holder provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding by providing a properly completed IRS Form W-9 and otherwise complies with applicable requirements of the backup withholding rules, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules to their particular circumstances.

Certain Italian Tax Considerations

        A general summary of certain Italian tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in a prospectus supplement relating to the offering of those securities.

 PLAN OF DISTRIBUTION

        We or any selling securityholder may sell our securities from time to time on a continuous or delayed basis (a) to or through underwriters or dealers, (b) through agents, (c) directly to one or more purchasers or other persons or entities, (d) through a combination of these methods or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement or other appropriate filing.

EXPENSES

        The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, if any) expected to be incurred by us in connection with a possible offering and sale of the securities registered under the registration statement of which this prospectus forms a part.

Expenses	Amount
SEC registration fee	$	*
FINRA filing fee	$	**
Printing and engraving expenses	$	**
Legal and accounting fees and expenses	$	**
Blue sky fees and expenses	$	**
Transfer agent fees and expenses	$	**
Miscellaneous costs	$	**

Total	$	**

*
We are registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), we are deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**
To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into this prospectus.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, certain legal matters in connection with the offerings pursuant to this prospectus relating to U.S. law will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. The validity of the ordinary shares offered by this prospectus and, unless otherwise specified in a prospectus supplement accompanying this prospectus, certain other legal matters in connection with the offerings pursuant to this prospectus relating to the laws of England and Wales will be passed upon for us by Macfarlanes LLP, London, England.

 EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F of International Game Technology PLC for the year ended December 31, 2017 and the audited historical financial statements of International Game Technology and management's assessment of the effectiveness of internal control over financial reporting included on page 99 of International Game Technology's Annual Report on Form 10-K for the fiscal year ended September 27, 2014 have been so incorporated in reliance on the reports (the report related to International Game Technology PLC contains an explanatory paragraph relating the Company's restatement of its financial statements as described in Note 1 to the financial statements and also contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 SERVICE OF PROCESS AND ENFORCEMENTS OF JUDGMENTS

        We are incorporated under the laws of England and Wales with our registered office in England and with our principal executive offices located in Rome, Italy, Providence, Rhode Island and Las Vegas, Nevada. A majority of our directors and senior management, and some of the experts named in this registration statement, currently reside outside the United States. A substantial portion of its assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident directors or upon us, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us.

        We have appointed The Corporation Trust Company of Nevada as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

  England

        The United States and England currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters. Consequently, a final judgment for payment rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not automatically be enforceable in England. To enforce any U.S. judgment in England, proceedings must be initiated by way of common law action before a court of competent jurisdiction in England. In a common law action, an English court generally will not reinvestigate the merits of the original matter decided by a U.S. court and may order summary judgment on the basis that there is no arguable defense to the claim for payment. The entry of an enforcement order by an English court is conditional, among other things, upon the following:

  •
  the U.S. court having had jurisdiction over the original proceeding according to English conflict of laws principles;

  •
  the judgment being final and conclusive on the merits and being for a debt or a definite sum of money;

  •
  the judgment not contravening English public policy;

  •
  the judgment being not for a sum payable in respect of taxes or other charges of a like nature, or in respect of a fine or penalty;

  •
  the judgment is not arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained; and

  •
  the judgment having not been obtained by fraud or in breach of the principles of natural justice.

        Enforcement proceedings would normally have to be required to be commenced within six (6) years of the date of the judgment. In addition, it is questionable whether an English court would accept jurisdiction and impose civil liability if proceedings were commenced in England predicated solely upon U.S. federal securities law.

        We may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to an English court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in England. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in England and English courts will not enforce a U.S. judgment for specific performance, and new proceedings relitigating the issue in the English courts would be required.

        English shareholders should seek advice from their own counsel based on the applicable circumstances.

  Italy

        Enforceability in Italy of final judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the federal securities laws of the United States is subject to certain conditions. Final enforceable and conclusive judgments rendered by U.S. courts, even if obtained by default, may not require retrial and will be enforceable in the Republic of Italy, provided that pursuant to article 64 of Italian Law No. 218 of May 31, 1995 (riforma del sistema italiano di diritto internazionale privato), the following conditions are met:

  •
  the U.S. court which rendered the final judgment had jurisdiction according to Italian law principles of jurisdiction;

  •
  the relevant summons and complaint was appropriately served on the defendants in accordance with U.S. law and during the proceeding the essential rights of the defendants have not been violated;

  •
  the parties to the proceeding appeared before the court in accordance with U.S. law or, in the event of default by the defendants, the U.S. court declared such default in accordance with U.S. law;

  •
  the judgment is considered final in accordance with U.S. law;

  •
  there is no conflicting final judgment previously rendered by an Italian court;

  •
  there is no action pending in the Republic of Italy among the same parties and arising from the same facts and circumstances which commenced prior to the action in the United States; and

  •
  the provisions of such judgment would not violate Italian public policy.

        Italian courts may have jurisdiction on actions based on non-Italian law or involving non-Italian individuals/entities depending on the nature of the claims brought by the relevant shareholder and subject to the requirements set forth under the Council Regulations (EC) no. 1215/2012 of December 12, 2012 on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters.

        We may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to an Italian court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in Italy. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in Italy and Italian courts are unlikely to enforce any U.S. judgments for specific performance.

        Italian shareholders should seek advice from their own counsel based on the applicable circumstances.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

        We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F, and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public under the laws of England and Wales, filed with and made public by any stock exchange or distributed by us to our shareholders.

        The registration statement of which this prospectus forms a part, including the exhibits thereto, and reports and other information filed by us with the SEC may be inspected without charge and copied at prescribed rates at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material are also available by mail from the Public Reference Section of the SEC, at 100 F. Street, N.E., Washington D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

        As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our executives, directors and principal shareholders are exempt from the "short-swing profits" reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. domestic issuers whose securities are registered under the Exchange Act.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F, or any future reports on Form 6-K that we may file that indicate that they are incorporated by reference into this prospectus, before the time that all of the securities offered by this prospectus have been sold or de-registered:

  •
  the audited consolidated statements of comprehensive income, of cash flows and of equity of International Game Technology for the year ended September 30, 2014 and the related notes to such audited consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting contained in International Game Technology's Annual Report on Form 10-K for the fiscal year ended September 27, 2014, filed with the SEC on November 25, 2014 (Commission File No. 001-10684);

  •
  our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018;

  •
  our reports on Form 6-K furnished to the SEC on March 8, 2018 (other than Exhibits 99.1 and 99.2) and May 18, 2018; and

  •
  the description of our ordinary shares found in Form 8-A as filed with the SEC on April 2, 2015 (Commission File No. 001-36906), under the heading "Description of Registrant's Securities to be Registered" including any subsequent amendment or any report filed for the purpose of updating such description.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement.

        We will provide you without charge, upon your written or oral request to IGT Investor Relations by phone at (866) 296-4232 or e-mail at Investor_Relations@IGT.com, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents.

        Statements contained in this prospectus or the documents incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

Ordinary Shares

Options

Warrants

Rights

Units

PROSPECTUS

May 21, 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.    Indemnification of Directors and Officers

        Members of the board of directors of International Game Technology ("IGT PLC"), as well as certain senior management members, are insured under IGT PLC's directors and officers insurance policy. Although the insurance policy provides for wide coverage, the directors and officers may incur uninsured liabilities.

        IGT PLC's Articles of Association provide that, to the fullest extent permitted by the U.K. Companies Act 2006, as amended (the "CA 2006"), and without prejudice to any indemnity to which he or she may otherwise be entitled, every person who is or was a director or other officer of IGT PLC or any of its associates (other than any person (whether or not an officer of IGT PLC or any of its associates) engaged by IGT PLC or any of its associates as auditor) shall be and shall be kept indemnified out of the assets of IGT PLC against all costs, charges, losses and liabilities incurred by him or her (whether in connection with any negligence, default, breach of duty or breach of trust by him or her or otherwise as a director or such other officer of IGT PLC or any of its associates) in relation to IGT PLC or any of its associates or its/their affairs. This is subject to the exceptions set out in the CA 2006, which are reflected in IGT PLC's Articles of Association.

Item 9.    Exhibits

        The index to exhibits appears below on the page immediately following the signature pages of this registration statement.

Item 10.    Undertakings

(1)
The undersigned registrant hereby undertakes:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or

    Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X, if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

  (e)
  That, for the purpose of determining any liability under the Securities Act to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be a part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (f)
  That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    any preliminary prospectus or prospectus of the undersigned registrant to the offering required to be filed pursuant to Rule 424;

    (ii)
    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

    (iii)
    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(2)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

        The following documents are filed as part of this registration statement:

Exhibit	Description
1.1	Form of Underwriting Agreement*

3.1	Articles of Association of International Game Technology PLC, adopted April 7, 2015 and amended May 22, 2017 (incorporated herein by reference to Exhibit 1.1 of the Annual Report on Form 20-F filed by International Game Technology PLC on May 15, 2015)

4.1	Form of Options Agreement*

4.2	Form of Warrant Agreement*

4.3	Form of Rights Agreement*

4.4	Form of Unit Agreement*

5.1	Opinion of Macfarlanes LLP, as to the validity of the ordinary shares**

5.2	Opinion of Wachtell, Lipton, Rosen & Katz, as to the validity of the options, warrants, rights and units**

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm regarding IGT PLC's financial statements**

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm regarding IGT's financial statements**

23.3	Consent of Macfarlanes LLP (included in Exhibit 5.1)**

24.1	Power of attorney (included on signature page to the registration statement)**

*
To be filed by amendment or as an exhibit to a report on Form 6-K that is incorporated by reference into this registration statement.

**
Filed herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on May 21, 2018.

INTERNATIONAL GAME TECHNOLOGY PLC
By:	/s/ ALBERTO FORNARO
	Name:	Alberto Fornaro
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Marco Sala and Alberto Fornaro, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on May 21, 2018 in the capacities indicated:

Name	Title

/s/ MARCO SALA Marco Sala	Chief Executive Officer (Principal Executive Officer) and Director
/s/ ALBERTO FORNARO Alberto Fornaro	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ PHILIP G. SATRE Philip G. Satre	Chairman of the Board

Name	Title

/s/ PATTI S. HART Patti S. Hart	Director
/s/ LORENZO PELLICIOLI Lorenzo Pellicioli	Director
/s/ PAGET L. ALVES Paget L. Alves	Director
/s/ ALBERTO DESSY Alberto Dessy	Director
/s/ MARCO DRAGO Marco Drago	Director
/s/ JAMES F. MCCANN James F. McCann	Director
/s/ HEATHER J. MCGREGOR Heather J. McGregor	Director
/s/ VINCENT L. SADUSKY Vincent L. Sadusky	Director
/s/ GIANMARIO TONDATO DA RUOS Gianmario Tondato da Ruos	Director

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has caused this registration statement to be signed solely in the capacity as the duly authorized representative of International Game Technology PLC in the United States on May 21, 2018.

INTERNATIONAL GAME TECHNOLOGY PLC
By:	/s/ ALBERTO FORNARO
	Name:	Alberto Fornaro
	Title:	Executive Vice President and Chief Financial Officer